UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported):  May 13, 2011

INNOVATIVE SOFTWARE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-27465 (Commission File Number)	26-1469061 (IRS Employer Identification No.)

8751 N. Himes Avenue
Tampa, FL 33614
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (813) 387- 3310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02    Termination of a Material Definitive Agreement

    As previously disclosed, on June 17, 2009, Innovative Software Technologies, Inc., a Delaware corporation (the “Company”), through its newly formed and wholly owned subsidiary The WEB Channel Network, Inc., a Florida corporation (“Buyer”), entered into a transaction (the “Transaction”) whereby the Buyer purchased substantially all of the assets of The WEB Channel Network, LLC, a Florida limited liability company (“Seller”), and certain other assets of Robert W. Singerman, the manager and sole owner of Seller (“Singerman”).   Simultaneously with the purchase of such assets (the “Purchased Assets”), Buyer entered into an Employment Agreement with Singerman to serve as President of Buyer, and Singerman also entered into a Non-Disclosure, Non-Competition, Non-Solicitation and Invention Agreement with the Company and Buyer. The material terms and conditions of the Transaction  were previously described in a Current Report on Form 8-K filed by Innovative Software Technologies with the Securities and Exchange Commission on June 23, 2009 and are incorporated herein by reference.

    On May 13, 2011, the parties agreed to compromise and rescind the Transaction (the “Rescission”).  The principal terms of the Rescission include the following:  The parties agreed to compromise and settle any and all claims both known and unknown for the total amount of $70,000 (seventy thousand dollars) payable to Robert W. Singerman.  The consideration will take the form of a convertible note with interest at 10% per annum, a maturity date of November 13, 2011 and an option to convert in part or in whole to common shares of Innovative Software Technologies, Inc. based on a conversion rate of $0.035 per share. The assets of The WEB Channel Network, LLC previously conveyed to Innovative Software Technologies, Inc. will be returned unencumbered free and clear to Robert W. Singerman no later than May 31, 2011 or at the option of Robert W. Singerman, 100% of all issued shares of The WEB Channel Network, Inc. will be re-issued in his name.

ITEM 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

    As described above, on May 13, 2011, Innovative Software Technologies, Inc., entered into a direct financial obligation with Mr. Singerman.  The disclosure set forth above under Item 1.02 is hereby incorporated into this item.

ITEM 9.01     Financial Statements and Exhibits

    The following exhibits are included with this report:

Exhibit	Description
99.1 99.2	Offer of Rescission and Compromise Settlement Convertible Promissory Note Dated May 13, 2011 for $70,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovative Software Technologies, Inc.

Date: May 18, 2011	By:	/s/ Robert V. Rudman
Robert V. Rudman
Chief Executive Officer